UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2021

Bridge Investment Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40622	86-2769085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 East Sego Lily Drive, Suite 400 Salt Lake City, Utah	84070
(Address of Principal Executive Offices)	(Zip Code)

(801) 716-4500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2021, Bridge Investment Group Holdings Inc. (the “Company” or, together with its subsidiaries, “Bridge”) issued a press release announcing its financial results for the quarter ended June 30, 2021. A copy of the press release and earnings presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 6, 2021, as previously disclosed in the Company’s registration statement on Form S-1 (File No. 333-257290), as amended (the “Registration Statement”), the Board of Directors (the “Board”) of the Company increased the size of the Board to seven directors and appointed Chad Leat to fill the vacancy created by such increase and serve as a Class III director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders. Mr. Leat will not initially serve on any committee of the Board.

Mr. Leat, age 65, a retired Vice Chairman of Global Banking at Citigroup, has nearly thirty years of markets and banking experience on Wall Street. He is an acknowledged leader and innovator in corporate credit and M&A finance having led some of the largest acquisition financings completed. Over the years he has built and led numerous successful and profitable businesses at Citigroup, JPMorgan Chase and their predecessor companies. From 1998 to 2005 he served as the Global Head of Loans and Leveraged Finance. Mr. Leat began his career on Wall Street at The Chase Manhattan Corporation in their Capital Markets Group in 1985 where he ultimately became the head of their highly successful Syndications, Structured Sales and Loan Trading businesses. Mr. Leat currently serves on the board of directors of Norwegian Cruise Lines (NYSE: NCLH), where he serves as chairman of the audit committee and a member of the compensation committee. He also serves as chairman of the board of directors of MidCap Financial, PLC, a middle market direct commercial lending business affiliated with Apollo Global Management, chairman of the supervisory board of MyMoneyBank, a retail and commercial bank headquartered in Paris, France, and is on the supervisory board of Hamburg Commercial Bank, headquartered in Hamburg, Germany. Furthermore, Mr. Leat sits on the board of directors of TPG Pace Beneficial Financial Corp. (NYSE: TPGY) and TPG Pace Tech Opportunities Corp. (NYSE: PACE) where he acts as audit committee chair for each. Previously Mr. Leat served on the board of directors of TPG Pace Holdings, Paceline Holdings and TPG Pace Energy Holding Corp., each affiliated with TPG Capital, an alternative asset fund based in San Francisco, California. Previously Mr. Leat was chairman of the board of directors of J.Crew Operating Corp, on the board of directors of Global Indemnity PLC, and on the board of directors of BAWAG P.S.K., Austria’s third largest bank. Mr. Leat is dedicated to many civic and philanthropic organizations. He is a member of Economic Club of New York and has served on the board of several charitable organizations. Currently he is a Trustee of the Parrish Museum of Art. Mr. Leat is a graduate of the University of Kansas, where he received his B.S. degree.

Pursuant to the Company’s non-employee director compensation program, Mr. Leat was granted on the date of his appointment a restricted stock award with a value of approximately $100,000, which vests in a single installment on the day immediately prior to the date of the next annual meeting, subject to his continued service through such vesting date. Mr. Leat has also entered into the Company’s standard form of Indemnification and Advancement Agreement, the form of which was filed as Exhibit 10.12 to the Registration Statement, and incorporated herein by reference.

There is no arrangement or understanding between Mr. Leat and any other person pursuant to which Mr. Leat was appointed as a director. Mr. Leat is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Mr. Leat is an independent director in accordance with the listing requirements of the New York Stock Exchange.

Appointment of Principal Accounting Officer

On August 6, 2021, the Company appointed Katherine Elsnab as the Company’s Chief Accounting Officer (Principal Accounting Officer). Chad Briggs, the Company’s current Chief Financial Officer, previously served as the Company’s Principal Accounting Officer.

Ms. Elsnab, age 41, has served as Bridge’s Corporate Controller since she joined Bridge in December 2018. In this role, she is responsible for financial reporting and accounting policy matters. Prior to joining Bridge, Ms. Elsnab was an auditor with Ernst & Young, LLP for 16 years, serving clients primarily in the real estate and financial services industries. She was responsible for overseeing the execution of audits, along with focusing on technical accounting, real estate valuations, internal controls and SEC reporting. Ms. Elsnab received a Bachelor of Science with Special Attainment in Commerce with a double major in business administration and accounting and history from Washington and Lee University in 2002 and is a Certified Public Accountant in the State of Utah.

There is no arrangement or understanding between Ms. Elsnab and any other person pursuant to which Ms. Elsnab was appointed as Chief Accounting Officer. Ms. Elsnab is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 10, 2021.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Chief Executive Officer

Date: August 10, 2021